UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2013

EASTGROUP PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-07094	13-2711135
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

190 East Capitol Street, Suite 400, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601) 354-3555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 24, 2013, the Compensation Committee of the Board of Directors (the “Board”) of EastGroup Properties, Inc. (the “Company”) established the Company’s 2013 annual cash bonus and equity incentive performance goals and long-term equity incentive performance goals for the executive officers of the Company.
The performance goals were developed by the Compensation Committee with the assistance of a nationally recognized consulting firm who, among other things, benchmarked compensation practices of companies in the Company’s peer group and advised the Compensation Committee on appropriate compensation guidelines.
Adoption of Annual Cash Bonus and Equity Incentive Performance Goals
The annual cash bonus and equity incentive awards will be based on the Compensation Committee’s analysis of the Company’s funds from operations (FFO) per share, same property change, total shareholder return, certain Company-wide strategic objectives and individual objectives established by the Compensation Committee for each executive officer. In performing this analysis, the Compensation Committee will consider the Company’s financial and other performance, both on an absolute and relative basis, as well as general economic conditions in the Company’s markets and factors such as property acquisitions, dispositions, equity issuances, and debt financings during the year.
The annual cash bonus compensation that the Company’s named executive officers are eligible to receive are as follows:

Name	2013 Cash Bonus Compensation Estimated Future Payouts
	Threshold	Target	High
David H. Hoster II President and Chief Executive Officer	$294,000	$588,000	$882,000
N. Keith McKey Executive Vice President and Chief Financial Officer	$145,000	$290,000	$434,000
John F. Coleman Senior Vice President	$94,000	$187,000	$281,000
William D. Petsas Senior Vice President	$91,000	$182,000	$273,000
Brent W. Wood Senior Vice President	$94,000	$187,000	$281,000
The actual amount of the annual cash bonuses is subject to change, or elimination entirely, in the Compensation Committee’s discretion.
Annual equity incentive awards will be paid in stock that will vest 20% on the date of grant, which is expected to be in March 2014, and generally will vest 20% on each of January 1, 2015, 2016, 2017 and 2018. All awards of stock will be under and in accordance with the Company’s 2013 Equity Incentive Plan. The stock awards will be based on a specified dollar amount divided by the closing price of the Company’s Common Stock for December 31, 2012. The annual equity incentive awards that the Company’s named executive officers are eligible to receive for 2013 are as follows:

Name	2013 Annual Equity Incentive Awards Estimated Future Payouts (# of restricted shares)
	Threshold	Target	High
David H. Hoster II	5,464	10,927	16,391
N. Keith McKey	2,695	5,389	8,084
John F. Coleman	1,747	3,475	5,222
William D. Petsas	1,691	3,382	5,073
Brent W. Wood	1,747	3,475	5,222
The actual amount of the annual equity incentive awards is subject to change, or elimination entirely, in the Compensation Committee’s discretion.
Adoption of Long-Term Equity Incentive Performance Goals
The long-term equity incentive awards will be based on the Compensation Committee’s analysis of the Company’s total stockholder return, both on an absolute basis for 2013 as well as a relative basis compared to the NAREIT Equity Index, NAREIT Industrial Index and Russell 2000 Index over the five year period ending December 31, 2013.
The long-term equity incentive awards will be paid in stock that will vest 25% on the date of grant, which is expected to be in March 2014, and generally will vest 25% on each of January 1, 2015, 2016 and 2017. All awards of stock will be under and in accordance with the Company’s 2013 Equity Incentive Plan. The stock awards will be based on a specified dollar amount divided by the closing price of the Company’s Common Stock for December 31, 2012. The long-term equity incentive awards that the Company’s named executive officers are eligible to receive for 2013 are as follows:

Name	2013 Long-Term Equity Incentive Awards Estimated Future Payouts (# of restricted shares)
	Threshold	Target	High
David H. Hoster II	5,464	10,927	16,391
N. Keith McKey	2,788	5,557	8,344
John F. Coleman	1,747	3,475	5,222
William D. Petsas	1,691	3,382	5,073
Brent W. Wood	1,747	3,475	5,222
The actual amount of the long-term equity incentive awards is subject to change, or elimination entirely, in the Compensation Committee’s discretion.
ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On and effective May 29, 2013, the Board amended and restated the Company’s Bylaws. The Company’s Bylaws have been unchanged since 2008. Upon advice and review by legal counsel, the Board determined it was in the best interest of the Company to adopt certain changes to the Company’s Bylaws. The following is a summary of changes affected by adoption of the amended and restated Bylaws, which is qualified in its entirety by reference to the full text of such Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
In addition to the amendments described below, the amended and restated Bylaws include certain changes to (i) clarify language, (ii) enhance consistency with Maryland law and New York Stock Exchange listing requirements and (iii) make various technical corrections and non-substantive changes. The amended and restated Bylaws are referred to herein as the “amended Bylaws.” The Bylaws as previously in effect are referred to herein as the “former Bylaws.”
Article II – Stockholders
Annual Meeting. The amended Bylaws remove the reference to the annual stockholder meeting being held between May 11 and June 10 of each year.
Notice. The amended Bylaws (i) provide for “householding” of notices and (ii) provide that a minor irregularity in the notice of a stockholders meeting will not affect the validity of the meeting.
Organization and Conduct. The amended Bylaws vest broad powers in the chairman of the meeting, including (i) establishing rules and procedures for maintaining order at the meeting and the safety of those present and (ii) determining when and for how long the polls should be open and when the polls should be closed.
Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals. The amended Bylaws expand the information required to be disclosed by stockholders proposing to nominate a director or bring other business before a stockholders meeting to include, among other information, information about associated persons and other stockholders supporting such nominee or business, and information regarding hedging or other similar transactions. In addition, the amended Bylaws change the timing of the advance notice period to place the Company in conformity with what the Company believes to be the prevalent practice in the industry.
Article III – Directors
Ratification. The amended Bylaws authorize the Board and stockholders to ratify prior actions or inactions by the Company.
Article V - Officers
Executive Chairman of the Board. The amended Bylaws specifically provide for the position of Executive Chairman of the Board as an officer of the Company.
Article VI - Finance
Deposits. The amended Bylaws clarify the power of the Board, the chief executive officer, the president, the chief financial officer or any other officer designated by the Board to direct the deposit or investment of funds.

Article VII - Stock
Certificates. The amended Bylaws remove specific references to officers permitted to sign and countersign stock certificates that were contained in the former Bylaws.
Fixing of Record Date. The former Bylaws contained obsolete language in regarding the closing of transfer books in lieu of fixing a record date. The amended Bylaws now expressly provide that a meeting of stockholders may be adjourned or postponed to a date not more than 120 days after the original record date, without the need to set a new record date and send a new notice.
Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders held on May 29, 2013, the stockholders (i) elected the eight director nominees, (ii) approved, on an advisory basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year, (iii) approved, on an advisory basis, the compensation awarded to the Company’s Named Executive Officers for 2012, and (iv) ratified the adoption of the 2013 Equity Incentive Plan.
The results of the voting for the eight director nominees were as follows:

Name	Affirmative	Withheld	Broker Non-Votes
D. Pike Aloian	24,559,378	229,023	2,761,683
H.C. Bailey, Jr.	24,563,959	224,442	2,761,683
Hayden C. Eaves, III	24,563,444	224,957	2,761,683
Fredric H. Gould	24,565,410	222,991	2,761,683
David H. Hoster II	24,591,964	196,437	2,761,683
Mary E. McCormick	24,714,192	74,209	2,761,683
David M. Osnos	24,547,958	240,443	2,761,683
Leland R. Speed	24,539,951	248,450	2,761,683
The results for the advisory vote for the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year were as follows:

Affirmative	Negative	Abstentions
27,342,646	196,531	10,907
The results for the advisory vote on executive compensation for 2012 were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
24,334,340	389,112	64,949	2,761,683
The results for the vote to ratify the adoption of the 2013 Equity Incentive Plan were as follows:

Affirmative	Negative	Abstentions	Broker Non-Votes
22,073,237	2,656,702	58,462	2,761,683

ITEM 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

3.1	EastGroup Properties, Inc. Bylaws, effective May 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 31, 2013

EASTGROUP PROPERTIES, INC.

By: /s/ N. KEITH MCKEY
N. Keith McKey
Executive Vice President,
Chief Financial Officer, Treasurer and Secretary